Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement of Huntington Bancshares Incorporated on Form S-4 of our report dated March 18, 2013 on the consolidated financial statements of Camco Financial Corporation and to the reference to us under the heading “Experts” in the prospectus.

/s/ PLANTE & MORAN, PLLC

Auburn Hills, Michigan

January 7, 2014